SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report:  May 30, 2000
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(Date of earliest event reported)


                     WPS Resources Corporation
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       (Exact name of registrant as specified in its charter)



                             Wisconsin
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           (State or other jurisdiction of incorporation)


          1-11337                            39-1775292
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(Commission File Number)        (IRS Employer Identification No.)


700 North Adams Street, P.O. Box 19001, Green Bay, WI  54307-9001
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     (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (920)433-4901
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                         Not Applicable
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(Former name or former address, if changed since last report)


                        Page 1 of 3 Pages
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ITEM 5.   OTHER EVENTS.

On May 30, 2000 WPS Resources Corporation and Wisconsin Fuel and Light Company reached an agreement to merge Wisconsin Fuel and Light Company with a wholly owned subsidiary of WPS Resources.

The transaction will be structured as a tax-free, stock-for-stock exchange. Under the agreement, shareholders of Wisconsin Fuel and Light are expected to receive 1.73 shares of WPS Resources common stock for each share of Wisconsin Fuel and Light common stock they own. The exchange ratio will be adjusted if, at the time of closing the transaction, the market price of WPS Resources common stock exceeds $33.96 per share or is less than $27.79 per share. The May 26, 2000 closing price for WPS Resources common stock was $32.25. At the close of business on May 26, 2000 Wisconsin Fuel and Light had 1,019,620 shares of common stock issued and outstanding, including shares subject to exercisable options.

Following completion of the Merger, the WPS Resources Board of Directors will be expanded from nine to ten members to include one director nominated by Wisconsin Fuel and Light.

The Merger is subject to completion and execution of definitive documents, approvals by the Board of Directors of WPS Resources and Wisconsin Fuel and Light, the common and preferred shareholders of Wisconsin Fuel and Light, and various regulatory agencies, including the Public Service Commission of Wisconsin. The Merger is also conditioned on the receipt of an opinion of counsel that the exchange of stock will qualify as a tax-free transaction.

Based upon optimal times for the receipt of the required regulatory approvals and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Merger is expected to be completed in 2001.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

       (c)  EXHIBITS

            99-1 WPS Resources Press Release dated May 30, 2000 announcing an agreement between WPS Resources and Wisconsin Fuel and Light to merge.

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                               SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WPS RESOURCES CORPORATION



                                       By:  /s/ D. P. Bittner
                                            --------------------------------
                                            D. P. Bittner
                                            Senior Vice President
                                            and Chief Financial Officer





Date: May 30, 2000

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